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Exhibit 21.1

ENTITY NUMBER	NAME OF ENTITY	STATE OF ORGANIZATION
1.	ACI Mechanical, Inc.	Delaware
2.	ACI Mechanical USA, Inc. (formerly Comfort Systems USA (Oregon), Inc.)	Delaware
3.	ARC Comfort Systems USA, Inc. (formerly American Refrigeration Contractors, Inc.)	Delaware
4.	Accurate Air Systems, L.P.	Texas
5.	Accu-Temp GP, Inc.	Delaware
6.	Accu-Temp LP, Inc.	Delaware
7.	Air Temp, Inc.	Delaware
8.	Atlas-Accurate Holdings, L.L.C.	Delaware
9.	Atlas Air Conditioning Company, L.P.	Texas
10.	Batchelor's Mechanical Contractors, Inc.	Alabama
11.	BCM Controls Corporation	Massachusetts
12.	California Comfort Systems USA, Inc. (formerly Helm Sand Diego)	California
13.	CEL, Inc. (Casey Electric)	Delaware
14.	Central Mechanical, Inc.	Delaware
15.	Climate Control, Inc. (formerly Comfort Systems USA (South Boston), Inc.)	Delaware
16.	Comfort Systems USA (Arkansas), Inc. (formerly River City Mechanical, Incorporated)	Delaware
17.	Comfort Systems USA (Baltimore), Inc.	Delaware
18.	Comfort Systems USA (Bowling Green), Inc. (formerly Southern Bluegrass Mechanical, Inc.	Delaware
19.	Comfort Systems USA (Bristol), Inc. (formerly Fred Hayes Mechanical Contractors, Inc.-Delaware)	Delaware
20.	Comfort Systems USA (Cleveland), Inc. (formerly Tech Heating and Air Conditioning, Inc..)	Ohio
21.	Comfort Systems USA (Florida), Inc. (formerly The Drake Corporation — All Temp Services, Inc)	Florida
22.	Comfort Systems USA G.P., Inc.	Delaware
23.	Comfort Systems USA (Hartford), Inc. (formerly The Harvey Robbin Company)
24.	Comfort Systems USA (Intermountain), Inc. (formerly Contract Service, Inc merged with Freeway Heating & Air Conditioning, Inc.)	Utah
25.	Comfort Systems USA National Accounts Services, LLC (formerly Accu-Temp, LLC)	Indiana
26.	Comfort Systems USA (Syracuse), Inc. (formerly Armani Plumbing & Mechanical, Inc.)	New York
27.	Comfort Systems USA (Texas), L.P.	Texas
28.	Comfort Systems USA (Twin Cities), Inc. (formerly EDS, Inc./Energy Development Services)	Minnesota
29.	Comfort Systems USA (Western Michigan), Inc. (reorganization of River City Mechanical, Inc. and H&H Plumbing & Heating, Inc. and Troost Service Co.)	Michigan
30.	CS44 Acquisition Corp. [Edmonds/Service Refrigeration]	Delaware
31.	CS53 Acquisition Corp. (Mgm Member Atlas-Accurate)	Delaware
32.	Design Mechanical Incorporated	Delaware
33.	Eastern Heating & Cooling, Inc.	New York
34.	ESS Engineering, Inc.	Delaware
35.	Gulfside Mechanical, Inc.	Delaware
36.	H & M Mechanical, Inc.	Delaware
37.	Helm Corporation	Colorado
38.	Hess Mechanical Corporation	Delaware

39.	Industrial Cooling Inc.	Delaware
40.	J & J Mechanical, Inc.	Kentucky
41.	James Air Conditioning Enterprise Inc.	Puerto Rico
42.	Martin Heating, Inc.	Wyoming
43.	Mechanical Service Group, Inc. [Page]	Delaware
44.	Mechanical Technical Services, L.P.	Texas
45.	MJ Mechanical Services, Inc.	Delaware
46.	Neel Mechanical Contractors, Inc.	Delaware
47.	North American Mechanical, Inc.	Delaware
48.	Quality Air Heating & Cooling, Inc.	Michigan
49.	S&K Air Conditioning Co., Inc.	Georgia
50.	S. I. Goldman Company, Inc.	Delaware
51.	S.M. Lawrence Company, Inc.	Tennessee
52.	SA Associates, Inc. (fka Salmon & Alder, Inc.)	Utah
53.	Salmon & Alder, LLC	Utah
54.	Seasonair, Inc.	Maryland
55.	Sheren Plumbing & Heating, Inc.	Delaware
56.	Target Construction, Inc.	Delaware
57.	Temp-Right Service, Inc.	Delaware
58.	The Capital Refrigeration Company	Delaware
59.	Tri-City Mechanical, Inc.	Arizona
60.	United Environmental Services, L.P.	Texas
61.	Western Building Services, Inc.	Colorado

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  Exhibit 21.1